Exhibit 10.1

SHARE LENDING AGREEMENT

Dated as of February 2, 2007

Among

SUNPOWER CORPORATION (“Lender”),

and

LEHMAN BROTHERS INTERNATIONAL (EUROPE) LIMITED (“Borrower”), through

LEHMAN BROTHERS INC., as agent for Borrower (“Borrowing Agent”),

and

LEHMAN BROTHERS INC., in its capacity as Collateral Agent (as hereinafter defined). This Agreement sets forth the terms and conditions under which Borrower may borrow from Lender shares of Common Stock.

The parties hereto agree as follows:

Section 1.    Certain Definitions. The following capitalized terms shall have the following meanings:

“Business Day” means, with respect to any Loan hereunder, a day on which regular trading occurs in the principal trading market for the Common Stock.

“Cash” means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

“Clearing Organization” means The Depository Trust Company, or, if agreed to by Borrower and Lender, such other Securities Intermediary at which Borrower (or Borrowing Agent) and Lender maintain accounts.

“Closing Price” on any day means, with respect to the Common Stock (i) if the Common Stock is listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or is included in the OTC Bulletin Board Service (operated by the National Association of Securities Dealers, Inc.), the last reported sale price, regular way, in the principal trading session on such day on such market on which the Common Stock is then listed or is admitted to trading (or, if the day of determination is not a Business Day, the last preceding Business Day) and (ii) if the Common Stock is not so listed or admitted to trading or if the last reported sale price is not obtainable (even if the Common Stock is listed or admitted to trading on such market), the average of the bid prices for the Common Stock obtained from as many dealers in the Common Stock (which may include Borrower or its affiliates), but not exceeding three, as shall furnish bid prices available to the Lender.

“Collateral” means any Cash or Non-Cash Collateral. Each of the parties to this Agreement hereby agree that Cash and each item within the definition of Non-Cash Collateral shall be treated as a “financial asset” as defined by Section 8-102(a)(9) of the UCC.

“Collateral Account” means the securities account of the Collateral Agent maintained on the books of Lehman Brothers Inc., as securities intermediary, and designated “Lehman Brothers Inc., as Collateral Agent of SunPower Corporation, as pledgee of Lehman Brothers International (Europe) Limited, as Borrower of Loaned Shares.” Any Collateral deposited in the Collateral Account shall be segregated from all other assets and property of the Collateral Agent, which such segregation may be accomplished by appropriate identification on the books and records of Collateral Agent, as a “securities intermediary” within the meaning of the UCC. The Securities Intermediary acknowledges that the Collateral Account is maintained for the Collateral Agent and undertakes to treat the Collateral Agent as entitled to exercise the rights that comprise the Collateral credited to the Collateral Account. For purposes of UCC Section 9301(2), the Collateral Account and the Collateral will reside in New York, New York.

“Collateral Agent” means Lehman Brothers Inc., in its capacity as collateral agent for Lender hereunder, or any successor thereto under Section 20.

“Collateral Percentage” means 100%.

“Common Stock” means shares of Class A Common Stock, par value $0.001 per share, of Lender, or any other security into which the Class A Common Stock shall be exchanged or converted as the result of any merger, consolidation, other business combination, reorganization, reclassification, recapitalization or other corporate action (including, without limitation, a reorganization in bankruptcy), in each case not involving an Unaffiliated Third Party.

“Convertible Notes” means the $175,000,000 aggregate principal amount of 1.25% Senior Convertible Debentures due 2027 issued by Lender, or up to $200,000,000 aggregate principal amount to the extent the option to purchase additional Convertible Notes is exercised in full as set forth in the purchase agreement relating to the initial purchase of the Convertible Notes.

“Credit Downgrade” occurs when the Guarantor receives a rating for its long term, unsecured and unsubordinated indebtedness that is below A- by Standard and Poor’s Ratings Group, or its successor (“S&P”), or below A3 by Moody’s Investors Service, Inc., or its successor (“Moody’s”), or, if either S&P or Moody’s ceases to rate such debt, an equivalent or lower rating by a substitute rating agency mutually agreed upon by the Lender and the Borrower.

“Credit Upgrade” occurs when the Guarantor receives a rating for its long term, unsecured and unsubordinated indebtedness that is A- or better by S&P or A3 or better by Moody’s, or, if either S&P or Moody’s ceases to rate such debt, an equivalent or higher rating by a substitute rating agency mutually agreed upon by the Lender and the Borrower.

“Cutoff Time” shall mean 10:00 a.m. in the jurisdiction of the Clearing Organization, or such other time on a Business Day by which a transfer of Loaned Shares must be made by Borrower or Lender to the other, as shall be determined in accordance with market practice.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Indenture” means the indenture, dated as of February 7, 2007, between the Lender and Wells Fargo Bank, National Association, as supplemented by the first supplemental indenture, dated as of February 7, 2007, between the Lender and Wells Fargo Bank, National Association, pursuant to which the Convertible Notes were issued.

“Loan Availability Period” means the period beginning with the date of issuance of the Convertible Notes and ending on the earlier of (i) February 15, 2027, (ii) the date as of which the Lender has notified the Borrower in writing of its intention to terminate this Agreement at any time after the entire principal amount of Convertible Notes ceases to be outstanding, whether as a result of conversion, redemption, repurchase, cancellation or otherwise and (iii) the date on which this Agreement shall terminate in accordance with the terms of this Agreement.

“Loaned Shares” means shares of Common Stock initially transferred to the Borrower in a Loan hereunder until such Loan or portion thereof is terminated and a corresponding number of Loaned Shares is transferred to Lender pursuant to this Agreement; provided that in respect of any such share of Common Stock initially transferred to the Borrower by Lender and subsequently transferred by the Borrower to another transferee, “Loaned Share” means an equivalent number of shares of identical Common Stock. If, as the result of a stock dividend, stock split or reverse stock split, the number of outstanding shares of Common Stock is increased or decreased, then the number of outstanding Loaned Shares shall be proportionately increased or decreased, as the case may be. If any new or different security (or two or more securities) shall be exchanged for the outstanding shares of Common Stock as the result of any reorganization, merger, consolidation, reclassification, recapitalization or other corporate action (including, without limitation, a reorganization in bankruptcy) not involving an Unaffiliated Third Party, such new or different security (or such two or more securities collectively) shall, effective upon such exchange, be deemed to become a Loaned Share in substitution for the former Loaned Share for which such exchange is made.

“Market Value” on any day means (i) with respect to Common Stock, the most recent Closing Price of the Common Stock prior to such day and (ii) with respect to any Collateral that is (a) Cash, the face amount thereof, (b) a letter of credit, the undrawn amount thereof and (c) any other security or property, the market value thereof, as determined by the Collateral Agent, in accordance with market practice for such securities or property, based on the price for such security or property as of the most recent close of trading obtained from a generally recognized source or the closing bid quotation at the most recent close of trading obtained from such source, plus accrued interest to the extent not included therein, unless market practice with respect to the valuation of such securities or property in connection is to the contrary.

“Maximum Number of Shares” means 2,947,132 shares of Common Stock, subject to the following adjustments:

(a) If, as the result of a stock dividend, stock split or reverse stock split, the number of outstanding shares of Common Stock is increased or decreased, the Maximum Number of Shares shall, effective as of the payment or delivery date of any such event, be proportionally increased or decreased, as the case may be.

(b) If, pursuant to a merger, consolidation, other business combination, reorganization, reclassification, recapitalization or other corporate action (including, without limitation, a reorganization in bankruptcy), in each case involving an Unaffiliated Third Party, the Common Stock is exchanged for or converted into cash, securities or other property, the Maximum Number of Shares shall be reduced to zero on the effective date of such event.

(c) Upon the termination of any Loan pursuant to Section 6(a) the Maximum Number of Shares shall be reduced by the number of Loaned Shares surrendered by Borrower to Lender.

(d) Notwithstanding the foregoing, in no event shall the Maximum Number of Shares at any time exceed the product of (i) the aggregate principal amount of Notes outstanding at such time, divided by $1,000 and (ii) the Conversion Rate (as defined in the Indenture).

“Non-Cash Collateral” means (i) any evidence of indebtedness issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof; (ii) any deposits, certificates of deposit or acceptances of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million at the time of deposit (and which may include the Collateral Agent or any affiliate of the Collateral Agent so long as the Collateral Agent is other than Borrower or an affiliate of Borrower); (iii) any investments of any Person that is fully and unconditionally guaranteed by a bank referred to in clause (ii); (iv) any repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed as to timely payment by the full faith and credit of the United States of America; (v) commercial paper of any corporation incorporated under the laws of the United States or any State thereof that is rated “investment grade” A-1 by Standard & Poor’s Rating Group, a division of McGraw Hill Inc., or any successor thereto, or P-1 by Moody’s Investors Services, Inc., or any successor thereto; (vi) any money market funds (including, but not limited to, money market funds managed by the Collateral Agent or an affiliate of the Collateral Agent) registered under the Investment Company Act of 1940, as amended; (vii) any letter of credit issued by a bank referred to in clause (ii); and (viii) all proceeds of the foregoing; provided that in no event shall Non-Cash Collateral include “margin stock” as defined by Regulation U of the Board of Governors of the Federal Reserve System.

“Pledge Date” has the meaning set forth in Section 3(a).

“Pledge Period” means any period beginning on a Pledge Date and to the extent such Pledge Date occurred as a result of a Credit Downgrade ending on the earlier of (i) the Business Day immediately following the day on which Borrower notifies Lender and Collateral Agent that a Credit Upgrade has occurred and (ii) the date on which this Agreement shall terminate in accordance with the terms of this Agreement.

“Securities Intermediary” means a “securities intermediary” as defined by Section 8-102(a)(14) of the UCC.

“UCC” means the Uniform Commercial Code as in effect in the State of New York on the date hereof and as it may be amended from time to time.

“Unaffiliated Third Party” shall mean, with respect to any transaction by the Lender, any person that the Lender does not “control” (as that term is defined by Rule 12b-2 under the Exchange Act) immediately prior to the transaction.

Section 2.    Loans of Shares; Transfers of Loaned Shares.

(a) Subject to the terms and conditions of this Agreement, Lender hereby agrees to make available for borrowing by Borrower during the Loan Availability Period, shares of Common Stock up to, in the aggregate, the Maximum Number of Shares.

(b) Subject to the terms and conditions of this Agreement, Borrower may by written notice to Lender on or prior to February 2, 2007 (a “Borrowing Notice”), seek to initiate a transaction in which Lender will lend Loaned Shares to Borrower through the issuance by Lender of such Loaned Shares to Borrower upon the terms, and subject to the conditions, set forth in this Agreement (each such issuance and loan, a “Loan”). Borrower shall not deliver more than one Borrowing Notice. Such Loan shall be confirmed by a schedule and receipt listing the Loaned Shares provided by Lender to Borrower (the “Confirmation”). Such Confirmation shall constitute conclusive evidence with respect to the Loan, including the number of shares of Common Stock that are the subject of the Loan, to which the Confirmation relates, unless a written objection to the Confirmation specifying the reasons for the objection is received by Lender within five Business Days after the delivery of the Confirmation to Borrower; provided that in no event shall the delivery of the Confirmation or any such objection thereto delay the transfer of Loaned Shares to which a Borrowing Notice relates pursuant to clause (d) below.

(c) Notwithstanding anything to the contrary in this Agreement, Borrower shall not be permitted to borrow, and may not initiate a Loan hereunder with respect to, any shares of Common Stock at any time to the extent that Borrower determines that any Loan of such shares of Common Stock shall cause Borrower to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, a “Beneficial Owner”) of more than 9.9% of the shares of Common Stock outstanding at such time. Under no circumstances shall Lender be liable to Borrower for any Loan in contravention of this Section 2(c).

(d) Lender shall transfer Loaned Shares to Borrower on or before the Cutoff Time on February 7, 2007. Delivery of the Loaned Shares to Borrower shall be made in the manner set forth under Section 13 below.

(e) As a condition to its entry into this Agreement, Borrower will deliver to Lender, at the time of entry into this Agreement, a guarantee of Lehman Brothers Holdings, Inc. (“Guarantor”), in the form of Exhibit A hereto.

Section 3.    Collateral.

(a) Unless otherwise agreed by Borrower and Lender, Borrower shall, no later than 10:00 a.m. New York time on the second Business Day immediately following any day on which a Credit Downgrade has occurred, transfer to Collateral Agent, for deposit to the Collateral Account, Collateral with a Market Value at least equal to the Collateral Percentage of the Market Value of the Loaned Shares as of the close of business on the Business Day immediately preceding such transfer (any such date, a “Pledge Date”).

(b) During any Pledge Period, any Collateral transferred by Borrower to Collateral Agent shall be security for Borrower’s obligations in respect of the Loaned Shares and for any other obligations of Borrower to Lender hereunder. Borrower on the Pledge Date pledges with, assigns to, and grants Collateral Agent for the benefit of Lender a continuing first priority security interest in, and a lien upon, the Collateral, which shall attach upon the transfer of the Loaned Shares by Lender to Borrower and which shall cease upon the transfer of the Loaned Shares by Borrower to Lender, a Credit Upgrade or upon the transfer of any such Collateral to Borrower in accordance with the terms of this Agreement. In addition to the rights and remedies given to Lender hereunder, Lender shall have all the rights and remedies of a secured party under the UCC. To provide for the effectiveness, validity, perfection and priority of Lender’s rights as a secured party, Borrower acknowledges that Collateral Agent has obtained control of any financial assets included in the Collateral (or shall have obtained control upon posting of such Collateral pursuant to the terms contained herein) within the meaning of Sections 8-106 and 9-106 of the UCC. Collateral Agent acknowledges that it has control of the Collateral (or shall have control upon posting of such collateral pursuant to the terms contained herein) on behalf of Lender within the meaning of Section 8-106(d)(1) of the UCC. Notwithstanding anything to the contrary herein, Lender may not use or invest the Collateral and Collateral Agent shall take no instruction from Lender regarding the use or investment of Collateral. Promptly upon the termination of any Pledge Period, the Collateral Agent shall release to the Borrower all of the Collateral.

(c) Borrower shall, promptly at the request of the Collateral Agent, execute all documents and do all things reasonably required by the Collateral Agent to enable the Collateral Agent to register, within 21 days of the Pledge Date, the security interest created by this Agreement in accordance with the provisions of the Companies Act 1985 (United Kingdom). The Borrower further agrees that if so requested by the Collateral Agent at any time, to promptly execute all documents (including any security agreements and transfers) and do all things (including the delivery, transfer, assignment or payment of all or part of the Collateral to the

Collateral Agent or its nominee(s)) that the Collateral Agent may reasonably specify for the purpose of (a) exercising the rights to the Collateral or (b) securing and perfecting its security over or title to all or any part of the Collateral (including transferring the Collateral into the name of the Collateral Agent or its nominee(s)).

(d) Except as otherwise provided herein, upon the transfer to Lender of Loaned Shares pursuant to Section 6, Collateral Agent shall release to Borrower Collateral with a Market Value equal to the Collateral Percentage of the Market Value of the Loaned Shares so transferred but only to the extent that immediately following such transfer of Collateral, no Collateral Deficit would exist. Such transfer of Collateral shall be made no later than the Cutoff Time on the day the Loaned Shares are transferred, or if such day is not a day on which a transfer of such Collateral may be effected under Section 13, or if the transfer of Loaned Shares by Lender to Borrower occurs after the Cutoff Time on such day, then in each case the next day on which such a transfer may be effected.

(e) If Borrower transfers Collateral to Collateral Agent, as provided in this Section 3, and Lender does not transfer the Loaned Shares to Borrower, Borrower shall have the absolute right to the return of the Collateral; and if Lender transfers Loaned Shares to Borrower and Borrower does not transfer Collateral to Collateral Agent as provided in this Section 3, Lender shall have the absolute right to the return of the Loaned Shares.

(f) Borrower may, upon notice to Lender and Collateral Agent, substitute Collateral for Collateral securing any Loan or Loans; provided that such substituted Collateral shall have a Market Value such that the aggregate Market Value of such substituted Collateral, together with all other Collateral, shall equal or exceed the Collateral Percentage of the Market Value of the Loaned Shares as of the date of such substitution.

Section 4.    Mark to Market.

(a) During any Pledge Period, if at the close of trading on any Business Day during the Loan Availability Period the aggregate Market Value of all Collateral shall be less than the Collateral Percentage of the Market Value of all the outstanding Loaned Shares (a “Collateral Deficit”), Lender may, by notice to Borrower and Collateral Agent, demand that Borrower transfer to Collateral Agent, for deposit to the Collateral Account, no later than the following Business Day, additional Collateral so that the Market Value of such additional Collateral, when added to the Market Value of all other Collateral, shall equal or exceed the Collateral Percentage of the Market Value of the Loaned Shares on such Business Day of determination.

(b) During any Pledge Period, if at the close of trading on any Business Day during the Loan Availability Period the aggregate Market Value of all Collateral shall be greater than the Collateral Percentage of the Market Value of all the outstanding Loaned Shares (a “Collateral Excess”), Borrower may, by notice to Lender and Collateral Agent, demand that Collateral Agent transfer to Borrower such amount of the Collateral selected by Borrower so that the Market Value of the Collateral, after deduction of such amounts, shall thereupon be at least equal to the Collateral Percentage of the Market Value of the Loaned Shares on such Business Day of determination; provided however that with respect to clauses (a) and (b), the Collateral Agent will promptly give Lender a statement setting forth the Market Value of all Collateral upon Lender’s request and Lender shall have the right to audit the Market Value of all Collateral.

(c) Notwithstanding the foregoing, with respect to any outstanding Loans secured by Collateral, the respective rights of Lender and Borrower under Section 4(a) and Section 4(b) may be exercised only where a Collateral Excess or Collateral Deficit exceeds 5% of the Market Value of the Loaned Shares.

Section 5.    Loan Fee. Borrower agrees to pay Lender a single loan fee per Loan (a “Loan Fee”) equal to $0.001 per Loaned Share. The Loan Fee shall be paid by Borrower on or before the time of transfer of the Loaned Shares pursuant to Section 2(d) on a delivery-versus-payment basis through the facilities of the Clearing Organization.

Section 6.    Loan Terminations.

(a) Borrower may terminate all or any portion of a Loan on any Business Day by giving written notice thereof to Lender and transferring the corresponding number of Loaned Shares to Lender, without any consideration being payable in respect thereof by Lender to Borrower.

(b) All outstanding Loans, if any, on the last day of the Loan Availability Period shall terminate on the first Business Day following the last day of the Loan Availability Period (the “Facility Termination Date”) and all outstanding Loaned Shares shall be delivered by Borrower to Lender, without any consideration being payable in respect thereof by Lender to Borrower, no later than the fifth Business Day following the Facility Termination Date.

(c) If on any date, the number of Loaned Shares exceeds the Maximum Number of Shares, the number of Loaned Shares in excess of the Maximum Number of Shares shall be delivered by Borrower to Lender, without any consideration being payable in respect thereof by Lender to Borrower, no later than the third Business Day following such date (the “Delivery Due Date”). If as a result of complying with such Section 6(c), as promptly as reasonably practicable (but subject to applicable law, regulation or policy), Borrower would become a Beneficial Owner of more than 9.9% of the shares of Common Stock outstanding at such time, then Borrower shall be permitted to extend the Delivery Due Date for all or a portion of the corresponding delivery obligation and in no event no longer than such time to allow Borrower to return such Loaned Shares, through one transaction or a series of transactions, without causing Borrower to become, directly or indirectly a Beneficial Owner of more than 9.9% of the shares of Common Stock outstanding at such time. If a Loan is terminated upon the occurrence of a Default as set forth in Section 11, the Loaned Shares shall be delivered by Borrower to Lender, without any consideration being payable in respect thereof by Lender to Borrower, no later than the third Business Day following the termination date of such Loan as provided in Section 11.

Section 7.    Distributions.

(a) If at any time when there are Loaned Shares outstanding under this Agreement, Lender pays a cash dividend or makes a cash distribution in respect of its outstanding Common

Stock to the then holder or holders of such Loaned Shares, Borrower shall pay to Lender (whether or not Borrower is a holder of any or all of the outstanding Loan Shares), within one Business Day after the payment of such dividend or distribution, an amount in cash equal to the product of (i) the amount per share of such dividend or distribution and (ii) the number of Loaned Shares on which the dividend or distribution was paid.

(b) If at any time when there are Loaned Shares outstanding under this Agreement, Lender makes a distribution in respect of its outstanding Common Stock in property or securities, including any options, warrants, rights or privileges in respect of securities (other than a distribution of Common Stock, but including any options, warrants, rights or privileges exercisable for, convertible into or exchangeable for Common Stock) to the then holder or holders of such Loaned Shares (a “Non-Cash Distribution”), Borrower shall deliver to Lender (whether or not Borrower is a holder of any or all of the outstanding Loan Shares) in kind, within one Business Day after the date of such Non-Cash Distribution, the property or securities distributed in an amount equal to the product of (i) the amount per share of Common Stock of such Non-Cash Distribution and (ii) the number of Loaned Shares on which such Non-Cash Distribution was made.

(c) Any interest, cash distribution or cash dividend made on or in respect of any Collateral for any Loan hereunder, shall, subject to (e) below, be delivered by the Collateral Agent to Borrower, on the date such interest, cash distribution or cash dividend is received by the Collateral Agent.

(d) Any non-cash distributions or dividend made on or in respect of any Collateral for any Loan hereunder shall, subject to (e) below, be delivered by the Collateral Agent to Borrower on the date such non-cash distribution or dividend is received by the Collateral Agent.

(e) If the cash or other property received by the Collateral Agent under the provisions of paragraph (c) or (d) of this Section 7 qualifies as Collateral, to the extent that a transfer of such cash or other property to Borrower by the Collateral Agent would give rise to a Collateral Deficit, the Collateral Agent shall (only to the extent of any such Collateral Deficit) not make such transfer of cash or other property in accordance with this Section 7, but shall in lieu of such transfer immediately credit the amounts that would have been transferable under this Section 7 to the Collateral Account.

Section 8.    Rights in Respect of Loaned Shares. Subject to the terms of this Agreement, and except as otherwise agreed by Borrower and Lender, Borrower, insofar as it is the record owner of Loaned Shares, shall have all of the incidents of ownership in respect of any such Loaned Shares until such Loaned Shares are required to be delivered to Lender in accordance with the terms of this Agreement, including the right to transfer the Loaned Shares to others. Borrower agrees that it or any of its affiliates that are the record owner of any Loaned Shares will not vote such Loaned Shares on any matter submitted to a vote of Lender’s shareholders.

Section 9.    Representations and Warranties.

(a) Each of Borrower and Lender represent and warrant to the other that:

(i)      it has full power to execute and deliver this Agreement, to enter into the Loans contemplated hereby and to perform its obligations hereunder;

(ii)      it has taken all necessary action to authorize such execution, delivery and performance;

(iii)      this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms; and

(iv)      the execution, delivery and performance of this Agreement does not and will not violate, contravene, or constitute a default under, (A) its certificate of incorporation, bylaws or other governing documents, (B) any laws, rules or regulations of any governmental authority to which it is subject, (C) any contracts, agreements or instrument to which it is a party or (D) any judgment, injunction, order or decree by which it is bound.

(b) Lender represents and warrants to Borrower, as of the date hereof, and as of the date any Loaned Shares are transferred to Borrower in respect of any Loan hereunder, that the Loaned Shares and all other outstanding shares of Common Stock of the Lender have been duly authorized and, upon the issuance and delivery of the Loaned Shares to Borrower in accordance with the terms and conditions hereof, and subject to the contemporaneous or prior receipt of the applicable Loan Fee by Lender, will be duly authorized, validly issued, fully paid nonassessible shares of Common Stock; and the stockholders of Lender have no preemptive rights with respect to the Loaned Shares.

(c) Lender represents and warrants to Borrower, as of the date hereof, and as of the date any Loaned Shares are transferred to Borrower in respect of any Loan hereunder, that the outstanding shares of Common Stock are listed on NASDAQ Global Market (“NASDAQ”) and the Loaned Shares have been approved for listing on NASDAQ, subject to official notice of issuance.

(d) Borrower represents to Lender that it has, or at the time of transfer to the Collateral Agent shall have, the right to grant to Lender, and that Lender shall acquire, a continuing first priority security interest in the Collateral, if any.

(e) The representations and warranties of Borrower and Lender under this Section 9 shall remain in full force and effect at all times during the term of this Agreement and shall survive the termination for any reason of this Agreement.

Section 10.    Covenants.

(a) Borrower covenants and agrees with Lender that it will not transfer or dispose of any Loaned Shares initially transferred to Borrower by Lender as a Loan hereunder of which it is the record owner except pursuant to a registration statement that is effective under the Securities

Act; provided that Borrower may transfer any such Loaned Shares to any of its affiliates without a registration statement so long as such affiliate transferee does not transfer or dispose of such Loaned Shares to any non-affiliated transferee except pursuant to a registration statement that is effective under the Securities Act.

(b) The parties hereto acknowledge that Borrower has informed Lender that Borrower is a “financial institution” within the meaning of Section 101(22) of Title 11 of the United States Code (the “Bankruptcy Code”). The parties hereto further acknowledge and agree that (i) each Loan hereunder is intended to be a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code; (ii) each and every transfer of funds, securities and other property under this Agreement is intended to be a “settlement payment” or a “margin payment,” as such terms are used in Sections 362(b)(6) and 546(e) of the Bankruptcy Code; and (iii) the rights given to Lender hereunder upon a Default by Borrower are intended to constitute the rights to cause the liquidation of a securities contract and to set off mutual debts and claims in connection with a securities contract, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code.

(c)      Borrower covenants and agrees with Lender that in so far as it is the record owner of any Loaned Shares, such Loaned Shares will be used for the purpose of directly or indirectly facilitating the sale of the Convertible Notes and the hedging of the Convertible Notes by the holders thereof.

Section 11.    Events of Default.

(a) All Loans, and any further obligation to make Loans under this Agreement, may, at the option of Lender by a written notice to Borrower (which option shall be deemed exercised, even if no notice is given, immediately on the occurrence of an event specified in Section 11(a)(iv) below), be terminated (i) immediately on the occurrence of any of the events set forth in Section 11(a)(iv) below and (ii) two Business Days following such notice on the occurrence of any of the other events set forth below, (each, a “Default”):

(i)      Borrower fails to deliver Loaned Shares to Lender as required by Section 6;

(ii)      Borrower fails to deliver or pay to Lender when due any cash, securities or other property as required by Section 7;

(iii)      Borrower fails to transfer Collateral when due as required by Section 3 and Section 4;

(iv)      the occurrence of any of the following:

(A)       the Borrower is unable or admits its inability to pay its debts as they fall due, suspends making payments (whether principal or interest) on any of its debts or announces an intention to do so or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness or is otherwise deemed unable to pay its debts within the meaning of section 123(a), (b), or (2) of the Insolvency Act 1986 (United Kingdom); and/or

(B)      any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)      the suspension of its payments, a moratorium of any of its indebtedness, its winding-up, its dissolution, its administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) other than a solvent liquidation or reorganization with another entity with which it forms a group or an order is made or a resolution passed for its winding up;

(b)      a composition, compromise, assignment or arrangement with any of its creditors;

(c)      the appointment of a liquidator, receiver, administrative receiver administrator, compulsory manager or other similar officer in respect of it or of its assets; or

(d)      enforcement of any security interests created over any of its assets;

or any analogous procedure or step is taken in respect of it in any jurisdiction;

(v)      Borrower fails to provide any indemnity as required by Section 14;

(vi)      Borrower notifies Lender of its inability to or intention not to perform Borrower’s obligations hereunder or otherwise disaffirms, rejects or repudiates any of its obligations hereunder; or

(vii)      Any representation made by Borrower under this Agreement in connection with any Loan or Loans hereunder shall be incorrect or untrue in any material respect during the term of any Loan hereunder or Borrower fails to comply in any material respect with any of its covenants under this Agreement.

Section 12.     Lender’s Remedies.

(a) Upon the termination of any Loan by Lender under Section 11, Borrower may, with the prior written consent of Lender (which consent may be withheld at Lender’s sole discretion; provided however that, Lender shall not withhold such request if Borrower as a result would unavoidably become, directly or indirectly, a Beneficial Owner of more than 9.9% of the shares of Common Stock outstanding at such time), in lieu of the delivery of Loaned Shares to Lender in accordance with Section 6(d), pay to Lender, no later than one Business Day following notice of such Default to Borrower, an amount in immediately available funds (the “Replacement Cash”) equal to the product of the Closing Price as of the date of such notice of Default and the number of Loaned Shares otherwise required to be delivered; provided that if Lender consents to the delivery of Replacement Cash, Borrower may direct the Collateral Agent to deliver to Lender any Collateral held by the Collateral Agent in respect of the Loan so terminated and, to the extent the Market Value of any such Collateral delivered to Lender is less than the required amount of Replacement Cash, pay to Lender such difference in immediately available funds. Any Collateral in respect of the Loan so terminated that is not so delivered to Lender pursuant to this clause shall, upon payment in full of the Replacement Cash to Lender, be immediately delivered by Collateral Agent to Borrower.

(b) Notwithstanding anything to the contrary herein, if, upon the termination of any Loan by Lender under Section 11 and, at the time of such termination, the purchase of Common Stock in an amount equal to the Loaned Shares to be delivered to Lender in accordance with Section 6(d) shall (i) be prohibited by any law, rules or regulation of any governmental authority to which it is or would be subject, (ii) violate, or would upon such purchase likely violate, any order or prohibition of any court, tribunal or other governmental authority or (iii) require the prior consent of any court, tribunal or governmental authority prior to any such repurchase (each of (i), (ii) and (iii), a (“Legal Obstacle”), then, in each case, Borrower shall immediately notify Lender of the Legal Obstacle and the basis therefor, whereupon Borrower’s obligations under Section 6(d) shall be suspended until such time as no Legal Obstacle with respect to such obligations shall exist (a “Repayment Suspension”). Borrower and Borrowing Agent shall use their respective commercially reasonable best efforts to remove any such Legal Obstacle as promptly as practicable. Upon notification of a Repayment Suspension and for so long as the Repayment Suspension shall continue during any Pledge Period, Lender shall have the right, exercisable in it sole discretion, to direct the Collateral Agent to, and the Collateral Agent upon receipt of the written request of Lender (with a copy to Borrower) shall, release to Lender an amount of Collateral with a Market Value equal to the Market Value of all (or such fewer number as Lender may specify) of the Loaned Shares that are the subject of the Repayment Suspension, whereupon the Borrower’s obligation to return the specified number of Loaned Shares to the Lender shall be automatically extinguished.

(c) If Borrower shall fail to deliver Loaned Shares to Lender pursuant to Section 6(d) when due or shall fail to pay the Replacement Cash to Lender when due in accordance with Section 12(a) or (b) above (to the extent Borrower is permitted and elects to pay Replacement Cash), then, in either case, in addition to any other remedies available to Lender under this Agreement or under applicable law, Lender shall have the right (without further notice to Borrower) to (i) purchase a like amount of Loaned Shares (“Replacement Shares”) in the principal market for such securities in a commercially reasonable manner, (ii) sell any Collateral in the principal market for such Collateral in a commercially reasonable manner and (iii) apply and set off the Collateral, if any, and any proceeds thereof (including any amounts drawn under a letter of credit supporting any Loan) against the payment of the purchase price for such Replacement Shares and any amounts due to Lender under this Agreement. To the extent Lender shall exercise such right, Borrower’s obligation to return a like amount of Loaned Shares or to pay the Replacement Cash, as applicable, shall terminate and Borrower shall be liable to Lender for the purchase price of Replacement Shares (plus all other amounts, if any, due to Lender hereunder). In the event that (i) the purchase price of Replacement Shares (plus all other amounts, if any, due to Lender hereunder) exceeds (ii) the amount of the Collateral, if any, Borrower shall be liable to Lender for the amount of such excess. The purchase price of Replacement Shares purchased under this Section 12 shall include, and the proceeds of any sale of Collateral shall be determined after deduction of, broker’s fees and commissions and all other reasonable costs, fees and expenses related to such purchase and sale. In the event Lender exercises its rights under this Section 12, Lender may elect in its sole discretion, in lieu of purchasing all or a portion of the Replacement Shares or selling all or a portion of the Collateral, if any, to be deemed to have made, respectively, such purchase of Replacement Shares or sale of Collateral for an amount equal to the Closing Price of the Common Stock on the date Lender elects to exercise this remedy. Upon the satisfaction of all Borrower’s obligations hereunder, any remaining Collateral shall be returned to Borrower.

Section 13.     Transfers.

(a) All transfers of Loaned Shares to Borrower or to Lender hereunder shall be made by the crediting by a Clearing Organization of such financial assets to the transferee’s “securities account” (within the meaning of Section 8-501 of the UCC) maintained with such Clearing Organization. All transfers of Collateral to Collateral Agent by Borrower shall be made by crediting the Collateral Account. All transfers of Collateral to Lender by Collateral Agent shall be made in the manner directed by Lender. In every transfer of “financial assets” (within the meaning of Section 8-102 of the UCC) hereunder, the transferor shall take all steps necessary (a) to effect a delivery to the transferee under Section 8-301 of the UCC, or to cause the creation of a security entitlement in favor of the transferee under Section 8-501 of the UCC, (b) to enable the transferee to obtain “control” (within the meaning of Section 8-106 of the UCC), and (c) to provide the transferee with comparable rights under any applicable foreign law or regulation.

(b) All transfers of cash hereunder to Borrower or Lender shall be by wire transfer in immediately available, freely transferable funds.

(c) A transfer of securities or cash may be effected under this Section 13 on any day except (i) a day on which the transferee is closed for business at its address set forth in Section 17 or (ii) a day on which a Clearing Organization or wire transfer system is closed, if the facilities of such Clearing Organization or wire transfer system are required to effect such transfer.

Section 14.     Indemnities.

(a) Lender hereby agrees to indemnify and hold harmless Borrower and its affiliates and its former, present and future directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses incurred or suffered by any such person or entity directly or indirectly arising from, by reason of, or in connection with, (i) any breach by Lender of any of its representations or warranties contained in Section 9 or (ii) any breach by Lender of any of its covenants or agreements in this Agreement.

(b) Borrower hereby agrees to indemnify and hold harmless Lender and its affiliates and its former, present and future directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses, including without limitation any of the foregoing incurred pursuant to indemnification or other provisions of other agreements, incurred or suffered by any such person or entity directly or indirectly arising from, by reason of, or in connection with (i) any breach by Borrower of any of its representations or warranties contained in Section 9 or (ii) any breach by Borrower of any of its covenants or agreements in this Agreement.

(c) In case any claim or litigation which might give rise to any obligation of a party under this Section 14 (each an “Indemnifying Party”) shall come to the attention of the party seeking indemnification hereunder (the “Indemnified Party”), the Indemnified Party shall promptly notify the Indemnifying Party in writing of the existence and amount thereof; provided that the failure of the Indemnified Party to give such notice shall not adversely affect the right of the Indemnified Party to indemnification under this Agreement, except to the extent the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall promptly notify the Indemnified Party in writing if it accepts such claim or litigation as being within its indemnification obligations under this Section 14. Such response shall be delivered no later than 30 days after the initial notification from the Indemnified Party; provided that, if the Indemnifying Party reasonably cannot respond to such notice within 30 days, the Indemnifying Party shall respond to the Indemnified Party as soon thereafter as reasonably possible.

(d) An Indemnifying Party shall be entitled to participate in and, if (i) in the judgment of the Indemnified Party such claim can properly be resolved by money damages alone and the Indemnifying Party has the financial resources to pay such damages and (ii) the Indemnifying Party admits that this indemnity fully covers the claim or litigation, the Indemnifying Party shall be entitled to direct the defense of any claim at its expense, but such defense shall be conducted by legal counsel reasonably satisfactory to the Indemnified Party. An Indemnified Party shall not make any settlement of any claim or litigation under this Section 14 without the written consent of the Indemnifying Party.

Section 15.     Termination of Agreement.

(a) This Agreement may be terminated (i) at any time by the written agreement of Lender and Borrower, (ii) by Lender upon the occurrence of a Default or (iii) upon the earlier of (A) February 15, 2027 and (B) the date on which the Lender has notified the Borrower in writing of its intention to terminate this Agreement at any time after the entire principal amount of Convertible Notes ceases to be outstanding, whether as a result of conversion, redemption, repurchase, cancellation or otherwise.

(b) Unless otherwise agreed by Borrower and Lender, the provisions of Section 14 shall survive the termination of this Agreement.

Section 16.     Registration Provisions. If, following the initial Loan hereunder and registration of the initial Loaned Shares in respect of such Loan, any subsequent Loan and public sale of the Loaned Shares in respect of such subsequent Loan, in the reasonable opinion of counsel to Borrower, would require registration under the Securities Act of 1933, as amended, Lender shall register such sale in a form and manner reasonably satisfactory to Borrower, and shall enter into an underwriting agreement substantially in the form of the Underwriting Agreement dated as of February 2, 2007 relating to the issuance and sale of such initial Loaned Shares and shall afford Borrower and its representatives and agents an opportunity to conduct an appropriate “due diligence” investigation to Borrower’s reasonable satisfaction, all at the expense of Lender. In no event shall this Section 16 require Lender to register shares of Common Stock in excess of the Maximum Number of Shares.

Section 17.     Notices.

(a) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when received.

(b) All such notices and other communications shall be directed to the following address:

(i)      If to Borrower or Borrowing Agent to:

Lehman Brothers Inc.

745 7th Avenue

New York, NY 10019

(ii)    If to Collateral Agent to:

Lehman Brothers Inc., as Collateral Agent for

745 7th Avenue

New York, NY 10019

(iii)    If to Securities Intermediary to:

Lehman Brothers Inc.

745 7th Avenue

New York, NY 10019

(iv)     If to Lender to:

SunPower Corporation

3939 North First Street

San Jose, CA 95134

Facsimile: (408) 739-7713

Attention: Chief Financial Officer

With a copy to:

Jones Day

1755 Embarcadero Road

Palo Alto, CA 94303

Facsimile: (650) 739-3900

Attention: Todd Johnson and Steve Gillette

(c) In the case of any party, at such other address as may be designated by written notice to the other parties.

Section 18. Governing Law; Submission To Jurisdiction; Severability.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but excluding any choice of law provisions that would require the application of the laws of a jurisdiction other than New York.

(b) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY SUCH COURT, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS HEREUNDER OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY LOAN HEREUNDER AND (B) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

Section 19.     Counterparts. This Agreement may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.

Section 20.    Designation of Replacement Collateral Agent. If at any time while this Agreement is in effect (i) Lehman Brothers Inc. ceases to be a Securities Intermediary or (ii) Lender shall determine, in its sole discretion, that any of the relationships by or among the parties hereto are reasonably likely to prevent Lender from acquiring, or jeopardize the continuation and enforceability of, Lender’s continuing first priority security interest in the Collateral as contemplated under Section 3(b), Lender shall be entitled to designate a bank or trust company reasonably satisfactory to Borrower as a successor Collateral Agent. In the event of a designation of a successor Collateral Agent, each of the parties to this Agreement agrees to take all such actions as are reasonably necessary to effect the transfer of rights and obligations of Lehman Brothers Inc. as Collateral Agent hereunder to such successor Collateral Agent, including the execution and delivery of amendments to this Agreement as shall be necessary to effect such designation and transfer.

IN WITNESS WHEREOF, the parties hereto to have executed this Share Lending Agreement as of the date and year first above written.

SUNPOWER CORPORATION as Lender	LEHMAN BROTHERS INTERNATIONAL (EUROPE) LIMITED as Borrower

By:	By:

/Emmanuel T. Hernandez/	/S/	[Illegible]
Name: Emmanuel T. Hernandez		Name:
Title: Chief Financial Officer		Title:

LEHMAN BROTHERS INC. as Collateral Agent

By:

	/S/	[Illegible]
Name:
Title:
LEHMAN BROTHERS INC. as Borrowing Agent

By:

	/S/	[Illegible]
Name:
Title: